CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Majesco Entertainment Company

We hereby consent to the incorporation by reference of our report dated January 19, 2007 on the consolidated financial statements of Majesco Entertainment Company as of October 31, 2006 and 2005 and for each of the three years in the period ended October 31, 2006, into the Company’s Form S-3. We also consent to the reference to our Firm under the captions “Experts” in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

September 20, 2007